EXHIBIT (f)

Consent of Independent Auditor

To the Management Board

Landwirtschaftliche Rentenbank:

We consent to the incorporation by reference in the registration statement (No. 333-267652) filed under Schedule B of Landwirtschaftliche Rentenbank and the related prospectus of our report dated March 6, 2025, with respect to the annual financial statements of Landwirtschaftliche Rentenbank, included in Exhibit (e) to this Annual Report on Form 18-K for the year ended December 31, 2024.

/s/ Deloitte GmbH Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany

May 9, 2025